United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      December 19, 2014 (December 19, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the Company’s Board of Directors announced that Mr. John J. Ray III, a member of the Board of Directors of Overseas Shipholding Group, Inc. (the “Company”), has resigned from his position as Chairman of the Board of Directors of the Company. Mr. Ray remains a member of the Company’s Board of Directors. In addition, Mr. Ray informed the Company that he has decided not to stand for re-election when his term expires. Mr. Ray indicated that his decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Board of Directors of the Company has appointed Douglas D. Wheat as Chairman. Mr. Wheat has served as a director of the Company since its emergence from bankruptcy on August 5, 2014.

On December 19, 2014, Captain Ian T. Blackley was appointed by the Board of Directors of the Company as Executive Vice President and Chief Operating Officer, and in connection with that appointment will no longer serve as Chief Financial Officer of the Company. Captain Blackley indicated that the cessation of his service as Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Since joining the Company in 1991, Captain Blackley has held numerous operational and financial positions including Assistant Treasurer and Vice President, Treasury. Captain Blackley served as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd from September 2005, and Head of International Shipping from January 2009, until his appointment as Chief Financial Officer in April 2013. He led the Company's strategic study of the Liquefied Natural Gas (LNG) business, helped to establish OSG's FSO business and is a board member of both OSG's LNG and FSO joint ventures. Captain Blackley began his seagoing career in 1971 with Peninsular and Oriental Steam Navigation Company (P&O), serving as Captain from 1987 to 1991. He holds a diploma in Nautical Science from Glasgow College of Nautical Studies and holds a Master Mariner Class 1 license.

The Board of Directors of the Company also appointed Mr. Rick Oricchio as Senior Vice President and Chief Financial Officer of the Company on December 19, 2014, effective January 12, 2015. Prior to joining the Company, Mr. Oricchio was a partner of Deloitte LLP, where he worked for 30 years. Mr. Oricchio has been responsible for the management and coordination of multinational engagements in a variety of industries that have included transportation, service industries, private equity firms, manufacturing and consumer products. Mr. Oricchio has extensive experience in bankruptcy restructurings, implementation of software system upgrades, spin-offs and withholding tax issues on capital flows. Mr. Oricchio is a Certified Public Accountant and holds a bachelor of science degree in Accounting with high honors from Bentley University and a Juris Doctor from Suffolk University Law School. During the period from January 1, 2013 through December 18, 2014, the Company paid certain client service subsidiaries of Deloitte LLP approximately $22 million for professional services. Mr. Oricchio has had an indirect interest in the payments made by the Company to the client service subsidiaries of Deloitte LLP as a result of his relationship with Deloitte LLP, although the specific amount of Mr. Oricchio’s interest in those payments cannot be determined. On December 19, 2014, Mr. Oricchio notified Deloitte LLP of his intent to retire from Deloitte LLP, with an effective date of January 10, 2015.

On December 19, 2014, in connection with Mr. Oricchio’s employment as Senior Vice President and Chief Financial Officer of the Company the Company entered into an employment agreement (the “Employment Agreement”), effective January 12, 2015. The Employment Agreement provides that the Company will pay Mr. Oricchio an annual salary of $475,000 and a lump sum bonus payment of $400,000 (an “Anniversary Bonus”) on each of the first two anniversaries of the effective date of the Employment Agreement. In addition, the Employment Agreement provides that Mr. Oricchio is eligible to earn an annual bonus of 150% of his base salary. The Employment Agreement provides that Mr. Oricchio will receive a grant of restricted stock units with value equal to $1,500,000, which vest ratably over the three year period following the date of grant. Also, the Employment Agreement provides that the Company shall recommend to the Board of Directors that Mr. Oricchio receive an equity incentive award with a value equal to $600,000 for the calendar year 2016. The Employment Agreement provides that if Mr. Oricchio’s employment is terminated by the Company without cause or by Mr. Oricchio for good reason, in each case as defined in the Employment Agreement, Mr. Oricchio will be entitled to a lump sum payment equal to his target bonus for the year of termination, a pro-rata portion of his Anniversary Bonus for the year in which he is terminated and salary continuation payments for one year following termination. The Employment Agreement includes restrictive covenant provisions prohibiting solicitation of Company employees for two years following a separation from service and prohibiting competition with the Company for 18 months following a separation from service.

On December 19, 2014, the Board of Directors of the Company approved a retention bonus program for certain eligible employees, including the individuals named below.

Name	Retention Amount ($)

Ian T. Blackley, EVP and Chief Operating Officer	$475,000
Geoff Carpenter, VP and Treasurer	$147,500
James I. Edelson, General Counsel	$377,000
Adewale O. Oshodi, VP, Secretary and Controller	$220,000
Lois K. Zabrocky, Co-President and Head of the International Flag SBU	$525,000

To earn a retention award, a participant must remain employed with the Company through December 19, 2016 (the “Retention Period”). If a participant voluntarily terminates employment or is terminated by the company for cause before the end of the Retention Period, he or she will forfeit the full amount of the award. If a participant’s employment is terminated by the Company during the Retention Period, other than for cause, or the participant’s employment is terminated as a result of death or disability, the full amount of the retention award will be paid upon such termination. Awards under the retention award program will be paid in a lump sum payment following completion the Retention Period.

Section 8 – Other Events

Item 8.01 Other Events.

              On December 19, 2014, the Company issued the attached press release, which is incorporated herein by reference, describing Mr. Ray's decision not to stand for re-election and resignation from his position as Chairman of the Board of Directors of the Company, Captain Blackley's appointment as the Company's Chief Operating Officer and the cessation of his service as its Chief Financial Officer, Mr. Oricchio's appointment as Senior Vice President and Chief Financial Officer of the Company and Mr. Wheat's appointment as Chairman of the Board of Directors of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 19, 2014	By	/s/ Captain Ian T. Blackley
Name: Captain Ian T. Blackley Title: Executive Vice President and Chief Operating Officer

s

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 19, 2014